UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2014
RAYTHEON COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000
(Registrant’s telephone number, including area code)
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Raytheon Company (the “Company”) is filing this amendment to its Current Report on Form 8-K filed January 15, 2014, which reported that the Company’s Board of Directors had elected Thomas A. Kennedy as Chief Executive Officer of the Company, effective March 31, 2014.

On January 22, 2014, the Company's Board of Directors approved certain terms of Mr. Kennedy’s compensation, including an annual base salary of $1,000,000 effective January 2, 2014, a target incentive of 200% of annualized base salary under the Company’s 2014 Results Based Incentive Program (RBI), and an award under the Company’s 2014-2016 Long-Term Performance Plan (LTPP) with a target value of $4,000,000 granted to Mr. Kennedy on January 22, 2014. The Board plans to consider an annual restricted stock award (RSA) with a target value of $3,000,000 vesting over four years as part of the Company’s annual RSA program in May 2014. Mr. Kennedy also will be entitled to severance of two times his annual base salary plus target bonus and continuation for two years of certain benefits in the event that he is terminated other than for cause. In addition, the Company will enter into a Change in Control Agreement with Mr. Kennedy pursuant to which Mr. Kennedy will be entitled to three times his annual base salary plus target bonus in the event that he is terminated other than for cause within two years of a change in control of the Company. He also will continue to be eligible to participate in other Company compensation and benefit plans available to other Company executive officers as described in the Company’s 2013 proxy statement filed with the Securities and Exchange Commission on April 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date: January 27, 2014	By:_/s/ Jay B. Stephens___________________
Jay B. Stephens
Senior Vice President, General Counsel and
Secretary